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                                                            Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Retirement and Savings Plan of ValliCorp Holdings, Inc. our report dated January 19, 1996 with respect to the consolidated financial statements of El Capitan Bancshares, Inc. and subsidiary for the year ended December 31, 1995 appearing in ValliCorp Holdings Inc.'s Amendment No. 1 on form 8-K/A dated February 2, 1996.

Grant Thornton LLP

Stockton, California
July 24, 1996